WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

mCig, Inc.

THE UNDERSIGNED, being the sole member of the Board of Directors of mCig, Inc., a Nevada corporation (the "Corporation"), pursuant to Section 78.315, Nevada Revised Statutes, does hereby adopt the resolutions set forth below and upon execution of this consent (the “Consent”), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation's Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

Series A Preferred Stock

WHEREAS, the Board of Directors of the Corporation has designated 50,000,000 shares of preferred stock as Series A Convertible Preferred Stock, approved the rights and preferences of the Series A Convertible Preferred Stock and issued 23,000,000 to Paul Rosenberg; and

WHEREAS, the Board of Directors believes that it is in the best interests of the shareholders to attach a conversion rate to the Series A Convertible Preferred Stock such that the Holder will be receive an identical number of shares contributed to receive the Series A Convertible Preferred Stock; and

  WHEREAS, the Board of Directors believes that it is in the best interests of the shareholders to reduce the number of Series A Convertible Preferred Stock to the 23,000,000 currently issued and to lock up the ability to covert those shares until after April 30, 2015, to prevent dilution to the current shareholders;

THEREFORE, BE IS RESOLVED, the Board of Directors of the Corporation hereby approves the conversion rate of ten for one (ten shares of common stock for each share of Series A Convertible Preferred Stock) and shall this revisions to the rights and preferences and limitations of the Series A Convertible Preferred Stock with the Secretary of the State of Nevada; and

FURTHER RESOLVED, that the Corporation reduces the number of Series A Convertible Preferred Stock to 23,000,000 shares;

FURTHER RESOLVED, that the Corporation approves the lock up agreement attached hereto as Appendix A;

FURTHER RESOLVED, that the Corporation reserves from its authorized and unissued Common Stock sufficient shares to provide for the issuance of Common Stock upon the full conversion of the Series A Convertible Preferred Stock pursuant to the terms and conditions of the Series A Convertible Preferred Stock; and

FURTHER RESOLVED, that the Corporation shall file a current report on Form 8-K to report the Series A Preferred Stock and the lock up agreement within four business days; and

FURTHER RESOLVED, that any and all actions heretofore reasonably taken by or on behalf of the Corporation in the conduct of its business prior to the date hereof are approved, ratified and confirmed in all respects as being the acts and deeds of the Corporation, including any and all actions heretofore made for or on behalf or in the name of the Corporation by any of the Corporation’s officers and directors.

IN WITNESS WHEREOF, the undersigned being a majority of the directors of the Corporation, has executed this Written Consent effective as of the 16th day of July, 2014.

DIRECTOR:

/s/ Paul Rosenberg

Paul Rosenberg

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APPENDIX A

Lock-Up Agreement

                I, Paul Rosenberg, in connection with my ownership of 23,000,000 shares of Series A Convertible Preferred Shares (the “Shares”) do hereby agree that neither I nor any entity controlled by me will sell, contract to sell or make any other disposition of, or grant any purchase option for the sale of, any shares of Series A Convertible Preferred Shares, directly or indirectly, whether or not I disclaim beneficial ownership of such shares of Series A Convertible Preferred Shares.

This Lock-Up Agreement expires on April 30, 2015.

 IN WITNESS WHEREOF, I have signed this Certificate as of the 16th  day of July, 2014.

/s/ Paul Rosenberg

Paul Rosenberg

Acknowledged and accepted:

mCig, Inc.

 /s/ Paul Rosenberg

Paul Rosenberg

Chief Executive Officer

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